EXHIBIT 10(cc)

NATIONAL WESTERN LIFE INSURANCE COMPANY
GRANDFATHERED
NON-QUALIFIED DEFINED BENEFIT PLAN

As Amended and Restated Effective as of
December 31, 2004

NATIONAL WESTERN LIFE INSURANCE COMPANY
GRANDFATHERED NON-QUALIFIED DEFINED BENEFIT PLAN

i

ARTICLE I

INTRODUCTION

1.1           Purpose of the Plan

This Plan is established by the Employer to provide an additional benefit for certain select management employees, who are defined below, to augment the retirement benefit which is otherwise provided to such employees under the tax qualified defined benefit plan maintained by the Employer.  This Plan is not intended to, and does not, qualifies under sections 401(a) and 501(a) of the Internal Revenue Code, and is designed to be exempt from the requirements of the Employee Retirement Income Security Act.

The Plan is amended and restated as set forth herein effective as of the Freeze Date solely for the purpose of incorporating prior amendments (all of which were effective prior to January 1, 2005) and documenting the freezing of all benefits effective as of the Freeze Date.  Nothing in this amended and restated Plan is intended to constitute or shall be construed as constituting a material modification of the Plan.  Because the Plan has not been materially modified after October 3, 2004 and does not provide for any benefits not earned and vested as of December 31, 2004, the Plan is intended to be exempt from the requirements of Code section 409A.

1.2           Definitions

The following terms, when found in the Plan, shall have the meanings set forth below:

(a)           Accrued Benefit:  The benefit determined under Article IV hereof, payable at the Participant’s Normal Retirement Date, which has accrued at any time under the provisions of the Plan, determined as if the Participant had then terminated his employment with the Employer.

(b)           Actuarial Equivalent:  The equivalent in value of amounts expected to be received under the Plan under different forms of payment, determined based upon an interest assumption of eight and one-half percent (8.5%) and a mortality assumption based on the 1984 Unisex Pension (UP84) Mortality Table.

(c)           Beneficiary:  The person(s) and/or the trust(s) created for the benefit of a person or persons who are the natural object of the Participant’s bounty, or the Participant’s estate, whichever is designated by the Participant to receive the benefits payable hereunder upon his death.

(d)           Code:  The Internal Revenue Code of 1986, as it may be amended from time to time, including any successor.

(e)           Compensation:  Compensation shall be the total cash remuneration paid by the Employer during each Plan Year, as reported on Form W-2 or its subsequent equivalent.  Notwithstanding the foregoing, “Compensation” shall include director’s fees; amounts deferred under Code sections 125, 132(f)(4), or 401(k); and nonqualified elective deferrals, and “Compensation” shall exclude reimbursements or other expense allowances, moving expenses, welfare benefits, imputed value of insurance, stock option income, commissions, bonuses, and any other extraordinary remuneration.  Compensation hereunder shall not be subject to any limitations applicable to tax-qualified plans, such as pursuant to Code sections 401(a)(17) or 415.  Prior to January 1, 2000, “NWAMI compensation” was excluded from the definition of “Compensation.”

(f)           Disability:  A physical or mental condition of a Participant resulting from bodily injury, disease or mental disorder which renders him incapable of continuing any gainful occupation.  The determination of Disability shall be made either as a result of the Participant qualifying for a pension under the federal Social Security Act, or based upon such evidence as is determined to be applicable by the Employer in its sole discretion.

(g)           Early Retirement Date:  The first day of the month which is prior to a Participant’s Normal Retirement Date, but follows his attainment of age fifty-five (55), completion of fifteen (15) Years of Service, and his termination of employment from the Employer.

(h)           Effective Date:  January 1, 1991.

(i)            Eligible Employee:  A person employed by the Employer as of December 31, 1990, in the position of Senior Vice President or above, or a person who has been designated by the President of the Employer, by name, position, or in any other manner, as being in the class of persons who are eligible to participate in the Plan.  Such latter designation shall be made in writing by the President of the Employer.  However, no person who is an employee of the Employer shall be selected as an Eligible Employee except a member of the select group of management or highly compensated employees of the Employer, as such term is defined under section 201 of the Employee Retirement Income Security Act of 1974, and regulations and rulings promulgated thereunder by the Department of Labor.

(j)            Employer:  National Western Life Insurance Company, a corporation organized and existing under the laws of the State of Texas, and any successor or successors.

(k)           Freeze Date:  December 31, 2004.

(l)            Normal Retirement Age:  The date on which a Participant attains age sixty-five (65).

(m)          Normal Retirement Date:  The first day of the month coincident with or next following a Participant’s Normal Retirement Age.

(n)           Participant:  An Eligible Employee who has met the requirements of Section 2.1 hereof, and whose participation has not been terminated.

(o)           Plan:  The National Western Life Insurance Company Grandfathered Non-Qualified Defined Benefit Plan, as set forth herein, and as it may be amended from time to time.

(p)           Plan Year:  The twelve month period beginning on January 1 and ending on December 31 each year.

(q)           Qualified Plan:  The National Western Life Insurance Company Pension Plan, as it may be amended from time-to-time.

(r)            Service:  The period of a Participant’s employment considered in the determination of his eligibility hereunder and in the calculation of the vested amount of his benefits.  A Participant’s Service shall be determined in twelve (12) month periods, commencing with the twelve (12) month period that begins on his date of hire with the Employer, and thereafter based on Plan Years, including the Plan Year within which falls his date of hire.  During such twelve (12) month periods, a Year of Service will be granted if the Participant completes at least one thousand (1,000) Hours of Service.  An Hour of Service is each hour for which the Participant is paid by virtue of his employment with the Employer, including hours paid but not worked, and including hours completed prior to the date he actually becomes a Participant hereunder.

(s)           Committee:  The individuals appointed by the Board of Directors of the Employer, and known as the Pension Committee, to manage and direct the administration of the Plan.

1.3           Construction

The  masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may indicate the plural, unless the context clearly indicates the contrary.  The words “hereof”, “herein”, “hereunder” and other similar compounds of the word “here” shall, unless otherwise specifically stated, mean and refer to the entire Plan, not to any particular provision or Section.  Article and Section headings are included for convenience of reference and are not intended to add to, or subtract from, the terms of the Plan.

1.4           Cessation of Benefit Accruals and Vesting and Early Retirement Eligibility Service

Notwithstanding any other provision of the Plan to the contrary, no individual (including individuals who ceased to be Employees prior to the Freeze Date) shall become a Participant, be credited with additional Years of Service for vesting or Early Retirement Date eligibility purposes, or accrue any benefits under the Plan after the Freeze Date.  For purposes of the immediately preceding sentence, an individual would be considered to accrue benefits under the Plan after the Freeze Date if he would experience an increase in any retirement, ancillary, or other benefit already earned or accrued under the Plan as of the Freeze Date.  Without limiting the generality of the foregoing, an individual would experience an increase in benefits if he, for example, is credited with new Service, Compensation, or other remuneration taken into account under the Plan.  Therefore, no individual shall be credited with additional Service after the Freeze Date, and remuneration paid after the Freeze Date shall not be taken into account under the Plan for benefit accrual purposes.  The provisions of this Section are intended to comply with an exemption from the requirements of Code section 409A and shall be construed in accordance therewith.  The provisions of this paragraph shall not be considered a “material modification” of the Plan, but shall instead be considered a cessation of future deferrals in accordance with Treasury regulation section 1.409A-6(a)(4)(iii).

ARTICLE II

ELIGIBILITY

2.1           Eligibility Requirements

An Eligible Employee shall become a Participant hereunder as of the first January 1 or July 1 which is coincident with or next follows his completion of one (1) Year of Service.

2.2           Loss of Eligible Employee Status

In the event of the demotion of a participating Eligible Employee, such that the employee is no longer an Eligible Employee with the meaning of Section 1.2(i) herein, the employee shall lose his status as a Participant, and no further contributions by the employee shall be allowed under the Plan.

ARTICLE III

FUNDING

3.1           Funding

The Employer is under no obligation to earmark or set aside any funds toward the funding of this Plan.  However, the benefits to be provided to each Participant hereunder may be paid from the assets, if any, of the National Western Life Insurance Company Non-Qualified Plans Trust, if any, designed to be an irrevocable grantor trust under Code section 671.  However, if the assets of such trust are not available or are insufficient to pay such benefits or if no such trust is established or funded, then benefits hereunder shall be paid from the general assets of the Employer.  The rights of each Participant and any Beneficiary hereunder shall be solely those of an unsecured general creditor of the Employer.

ARTICLE IV

BENEFITS UNDER THE PLAN

4.1           Normal Retirement Benefit

The benefit to be paid pursuant to this Plan to a Participant who retires at his Normal Retirement Date shall be equal to a. less b. less c., but in no event greater than d., where:

(a)           equals the benefit which would have been payable at the Participant’s Normal Retirement Date under the terms of the Qualified Plan as of December 31, 1990, as if that plan had continued without change, and without regard to limitations applicable under Code sections 401(a)(17) and 415, and

(b)           equals the benefit which actually becomes payable under the terms of the Qualified Plan at the Participant’s Normal Retirement Date, and

(c)           equals the Actuarially Equivalent life annuity which may be provided by an accumulation of two percent (2%) of the Participant’s Compensation for each year of Service on and after the Effective Date hereunder, accumulated at an assumed interest rate of eight and one-half percent (8.5%) to his Normal Retirement Date, and

(d)           equals the benefit which would have been payable at the Participant’s Normal Retirement Date under the terms of the Qualified Plan as of December 31, 1990, as if that plan had continued without change , and without regard to limitations applicable under Code sections 401(a)(17) and 415, except that the proration over fifteen (15) years shall instead be calculated over thirty (30) years (i.e. the benefit shall equal fifty percent (50%) of Final Average Compensation less fifty percent (50%) of Primary Insurance Amount as defined under the Qualified Plan, for thirty (30) or more years of service at Normal Retirement Date or, alternatively, each portion of the formula shall be determined as One and two-thirds percent (1.667%) for each year of service to the maximum thirty (30) years of service), and except that NWAMI Compensation normally excluded by reason of Section 1.2(e) hereof shall be included, less the benefit provided under the Qualified Plan.

The foregoing benefit shall be payable as of the Participant’s Normal Retirement Date, in accordance with Article V hereof as to form and duration of payment.

4.2           Late Retirement Benefit

The benefit to be paid pursuant to this Plan to a Participant who retires after his Normal Retirement Date shall be equal to a. less b. less c., but in no event greater than d., where:

(a)           equals the Actuarial Equivalent of the benefit which would have been payable at the Participant’s Normal Retirement Date under the terms of the Qualified Plan as of December 31, 1990, as if that plan had continued without change, and without regard to limitations applicable under Code sections 401(a)(17) and 415, and

(b)           equals the benefit which actually becomes payable under the terms of the Qualified Plan at the Participant’s Late Retirement Date, and

(c)           equals the Actuarially Equivalent life annuity which may be provided by an accumulation of two percent (2%) of the Participant’s Compensation for each year of Service on and after the Effective Date hereunder, accumulated at an assumed interest rate of eight and one-half percent (8.5%) to his Late Retirement Date, and

(d)           equals the benefit which would have been payable at the Participant’s Late Retirement Date under the terms of the Qualified Plan as of December 31, 1990, as if that plan had continued without change , and without regard to limitations applicable under Code sections 401(a)(17) and 415, except that the proration over fifteen (15) years shall instead be calculated over thirty (30) years (i.e. the benefit shall equal fifty percent 50%) of Final Average Compensation less fifty percent (50%) of Primary Insurance Amount as defined under the Qualified Plan, for thirty (30) or more years of service at Late Retirement Date or, alternatively, each portion of the formula shall be determined as One and two-thirds percent (1.667%) for each year of service to the maximum thirty (30) years of service), and except that NWAMI Compensation normally excluded by reason of Section 1.2(e) hereof shall be included, less the benefit provided under the Qualified Plan.

The foregoing benefit shall be payable as of the first day of the month following the Participant’s termination of employment from the Employer, in accordance with Article V hereof as to form and duration of payment.

4.3           Early Retirement Benefit

The benefit to be paid pursuant to this Plan to a Participant who retires on or after his Early Retirement Date and before his Normal Retirement Date shall be equal to a. less b. less c., but in no event greater than d., where:

(a)           equals the benefit which would have been payable at the Participant’s Normal Retirement Date under the terms of the Qualified Plan as of December 31, 1990, as if that plan had continued without change, and without regard to limitations applicable under Code sections 401(a)(17) and 415, multiplied by a fraction, the numerator of which is his years of Service as of his Early Retirement Date, and the denominator of which is his years of Service he would have earned had his employment continued uninterrupted to his Normal Retirement Date, and

(b)           equals the benefit which would be payable under the terms of the Qualified Plan if his retirement under such plan were effective as of the same date, and

(c)           equals the Actuarially Equivalent life annuity which may be provided by an accumulation of two percent (2%) of the Participant’s Compensation for each Year of Service on and after the Effective Date hereunder, accumulated at an assumed interest rate of eight and one-half percent (8.5%) to his Early Retirement Date, and

(d)           equals the benefit which would have been payable at the Participant’s Normal retirement Date under the terms of the Qualified Plan as of December 31, 1990, as if that plan had continued without change , and without regard to limitations applicable under Code Sections 401(a)(17) and 415, except that the proration over fifteen (15) years shall instead be calculated over thirty (30) years (i.e. the benefit shall equal fifty percent 50%) of Final Average Compensation less fifty percent (50%) of Primary Insurance Amount as defined under the Qualified Plan, for thirty (30) or more years of service at Early Retirement Date or, alternatively, each portion of the formula shall be determined as One and two-thirds percent (1.667%) for each year of service to the maximum thirty (30) years of service), and except that NWAMI Compensation normally excluded by reason of Section 1.2(e) hereof shall be included, less the benefit provided under the Qualified Plan.  Such benefit shall then be multiplied by a fraction, the numerator of which is his years of Service as of his Early Retirement Date, and the denominator of which is his years of Service he would have earned had his employment continued uninterrupted to his Normal Retirement Date.

The foregoing benefit shall be payable as of the Participant’s Early Retirement Date, in accordance with Article V hereof as to form and duration of payment.  Such benefit shall be reduced to reflect earlier commencement, by one fifteenth (1/15th) for each of the first five (5) years and one thirtieth (1/30th) for each of the next five (5) years by which the Early Retirement Date precedes the Participant’s Normal Retirement Date, with such reduction interpolated between whole years of completed months.

4.4           Disability Retirement Benefit

If a Participant who has completed five (5) years of Service becomes Disabled, the benefit to be paid pursuant to this Plan shall be equal to a. less b. less c., but in no event greater than d., where:

(a)           equals the benefit which would have been payable at the Participant’s Normal Retirement Date under the terms of the Qualified Plan as of December 31, 1990, as if that plan had continued without change, and without regard to limitations applicable under Code sections 401(a)(17) and 415, and

(b)           equals the benefit which actually becomes payable under the terms of the Qualified Plan at the Participant’s Disability Retirement Date, and

(c)           equals the Actuarially Equivalent life annuity which may be provided by an accumulation of two percent (2%) of the Participant’s Compensation for each year of Service on and after the Effective Date hereunder, accumulated at an assumed interest rate of eight and one-half percent (8.5%) to his Normal Retirement Date, and

(d)           equals the benefit which would have been payable at the Participant’s Normal Retirement Date under the terms of the Qualified Plan as of December 31, 1990, as if that plan had continued without change , and without regard to limitations applicable under Code Sections 401(a)(17) and 415, except that the proration over fifteen (15) years shall instead be calculated over thirty (30) years (i.e. the benefit shall equal fifty percent 50%) of Final Average Compensation less fifty percent (50%) of Primary Insurance Amount as defined under the Qualified Plan, for thirty (30) or more years of service at Normal Retirement Date or, alternatively, each portion of the formula shall be determined as One and two-thirds percent (1.667%) for each year of service to the maximum thirty (30) years of service), and except that NWAMI Compensation normally excluded by reason of Section 1.2(e) hereof shall be included, less the benefit provided under the Qualified Plan.

The foregoing benefit shall be payable as of the Participant’s Normal Retirement Date, in accordance with Article V hereof as to form and duration of payment.

4.5           Benefit at Termination of Employment

The benefit to be paid pursuant to this Plan to a Participant who terminates his employment at a time when he is not entitled to a Normal Retirement, Late Retirement, Early Retirement, Disability Retirement, or Death Benefit shall be equal to a. less b. less c., but in no event greater than d., multiplied by e. where:

(a)           equals the benefit which would have been payable at the Participant’s Normal Retirement Date under the terms of the Qualified Plan as of December 31, 1990, as if that plan had continued without change, and without regard to limitations applicable under Code sections 401(a)(17) and 415, multiplied by a fraction, the numerator of which is his years of Service as of his date of termination of employment with the Employer, and the denominator of which is his years of Service he would have earned had his employment continued uninterrupted to his Normal Retirement Date, and

(b)           equals the benefit which would be payable under the terms of the Qualified Plan if his retirement under such plan were effective as of the same date, and

(c)           equals the Actuarially Equivalent life annuity which may be provided by an accumulation of two percent (2%) of the Participant’s Compensation for each Year of Service on and after the Effective Date hereunder, accumulated at an assumed interest rate of eight and one-half percent (8.5%) to his date of termination of employment with the Employer.

(d)           equals the benefit which would have been payable at the Participant’s Normal retirement Date under the terms of the Qualified Plan as of December 31, 1990, as if that plan had continued without change , and without regard to limitations applicable under Code sections 401(a)(17) and 415, except that the proration over fifteen (15) years shall instead be calculated over thirty (30) years (i.e. the benefit shall equal fifty percent 50%) of Final Average Compensation less fifty percent (50%) of Primary Insurance Amount as defined under the Qualified Plan, for thirty (30) or more years of service at Early Retirement Date or, alternatively, each portion of the formula shall be determined as One and two-thirds percent (1.667%) for each year of service to the maximum thirty (30) years of service), less the benefit provided under the Qualified Plan, and except that NWAMI Compensation normally excluded by reason of Section 1.2(e) hereof shall be included, such benefit multiplied by a fraction, the numerator of which is his years of Service as of his date of termination of employment with the Employer, and the denominator of which is his years of Service he would have earned had his employment continued uninterrupted to his Normal Retirement Date, and

(e)           is one hundred percent (100%) if the Participant is at a level equal to or higher than Executive Vice President, and in all other cases is determined based on the following:

Years of Service	Percent
Less than 3 years	0%
3 years	20%
4 years	40%
5 years	60%
6 years	80%
7 years or more	100%

The foregoing benefit shall be payable as of the Participant’s Normal Retirement Date, unless at his date of termination of employment with the Employer he had completed at least fifteen (15) years of Service, in which event it shall be payable as of the first day of the month coincident with or following his fifty-fifth birthday, reduced in accordance with the provisions of Section 4.3 hereof.  The benefit shall be paid in accordance with Article V hereof as to form and duration of payment.

4.6           Pre-Retirement Death Benefit

If a Participant dies while in the active service of the Employer, his Beneficiary shall be entitled to receive the Actuarial Equivalent of his Accrued Benefit that would have been payable at his Normal Retirement Date (if the Participant dies on or before his Normal Retirement Date) or at his Late Retirement Date (if the Participant dies after his Normal Retirement Date).  Such benefit shall be payable as of the first day of the month coinciding with or next following the date of the Participant’s death, in accordance with Article V hereof as to form and duration of payment.

If a Participant dies following his termination of employment at a time when he is entitled to a deferred benefit under Section 4.5 hereof, his Beneficiary shall be entitled to receive the Actuarial Equivalent of his vested Accrued Benefit that would have been payable at his Normal Retirement Date.  Such benefit shall be payable as of the first day of the month coinciding with or next following the date of the Participant’s death, in accordance with Article V hereof as to form and duration of payment.

4.7           In-Service Distribution Under the Qualified Plan

If a Participant elects to receive an in-service Pension under Section 7.7 of the Qualified Plan, such Participant shall not be eligible to receive a benefit under this Plan until the Participant otherwise becomes eligible to receive a benefit hereunder pursuant to Section 4.1, 4.2, 4.6, or 4.9.

4.8           Supplemental Benefit for Charles D. Milos, Jr.

(a)           Any benefit which Charles D. Milos, Jr. may be entitled to receive under the preceding provisions of this Article IV shall be increased by the Actuarial Equivalent Value of the excess of (i) the benefit which he would have received under the Qualified Plan had he been credited with service under such plan for the period from February 28, 1981 to January 1, 1983 and (ii) the benefit which actually becomes payable to such Participant under the terms of the Qualified Plan.

(b)           Any benefit which Charles D. Milos, Jr. may be entitled to receive under Sections 4.1 through 4.7 hereof shall be determined as if such Participant had been credited with Service for purposes of this Plan and service for purposes of the Qualified Plan for the period from February 28, 1981 to January 1, 1983.

(c)           Notwithstanding any provision hereof to the contrary, this Section 4.8 is not intended to duplicate and shall not be construed to duplicate any benefit which Charles D. Milos, Jr. is entitled to receive under the terms of the Qualified Plan.

4.9           Alternative Benefit for Chairman of the Employer

The provisions of this Section 4.9 shall apply solely to Robert L. Moody, the Chairman of the Employer as of the effective date of this Section.  The benefit payable to such Participant under this Section 4.9 shall be in lieu of any other benefit payable to such Participant under the Plan.

(a)           The benefit payable to such Participant under the Plan as of such Participant’s Normal Retirement Date shall be equal to (i) less (ii) less (iii), where:

(i)           equals (A) such Participant’s years of Service (up to a maximum of forty-five (45)) multiplied by (B) 1.66667% multiplied by (C) the excess of such Participant’s “Plan Compensation” over such Participant’s “Primary Social Security Benefit” as defined by the terms of the Qualified Plan as of December 31, 1990, as if that Plan had continued without change, and without regard to limitations applicable under Code sections 401(a)(17) and 415, and

(ii)           equals the benefit which actually becomes payable to such Participant under the terms of the Qualified Plan at the Participant’s Normal Retirement Date, and

(iii)           equals the Actuarially Equivalent life annuity which may be provided by an accumulation of two percent (2%) of such Participant’s Compensation for each year of Service on and after the Effective Date hereunder, accumulated at an assumed interest rate of eight and one-half percent (8.5%) to his Normal Retirement Date.

(b)           Subsequent to such Participant’s Normal Retirement Date, the net benefit payable at such Participant’s Normal Retirement Date shall be increased for additional Service and changes in Plan Compensation as follows.  The gross benefit, defined as (a)(i) less (a)(iii) above, shall be increased (i) by the ratio of such Participant’s then current years of Service (up to a maximum of forty-five (45)) to his years of Service credited as of his Normal Retirement Date and (ii) by the ratio of such Participant’s then current Plan Compensation to his Plan Compensation as of his Normal Retirement Date.  The net benefit shall be equal to the gross benefit so increased, less the current benefit then payable under the terms of the Qualified Plan.

(c)           For purposes of calculating the benefit payable to such Participant under (b) above, such Participant’s (i) Plan Compensation and Service and (ii) resulting pension benefit under this Plan shall be redetermined on a monthly basis; provided that the Participant’s Compensation for a Plan Year may be projected on an average, level monthly basis for the year, with any benefit attributable to actual Compensation not taken account in such projection paid after the end of the Plan Year in a single lump sum equal to the cumulative monthly difference.

(d)           The benefit payable under this Section 4.9 (i) shall be payable in accordance with Article V hereof as to form and duration of payment and (ii) shall be reduced by the amount of any benefits paid hereunder to such Participant prior to the date of adoption of the Seventh Amendment to the Plan.

The benefit payable to such Participant under this Section 4.9 with respect to periods prior to the adoption of the Seventh Amendment to the Plan (after reduction pursuant to (d) above), shall be paid to such Participant as soon as practicable after the date of adoption of such Plan amendment in a single lump sum equal to the cumulative monthly difference.

Notwithstanding anything herein to the contrary, the benefit payable to such Participant under this Section 4.9 shall be frozen effective as of December 31, 2004 and shall not increase on account of additional Service or Plan Compensation after such date.  The provisions of this paragraph are intended to comply with the requirements of Code section 409A and shall be construed in accordance therewith.  The provisions of this paragraph shall not be considered a “material modification” of the Plan, but shall instead be considered a cessation of future deferrals in accordance with Q&A-18(c) of Internal Revenue Service Notice 2005-1.

4.10           Benefit for President of the Employer

(a)           The individual who is the President of the Employer on December 1, 2002 shall be considered an Eligible Employee and shall retroactively become a Participant in the Plan effective as of April 1, 1991; provided that Section 5.2 of the Plan shall not apply to such Participant.

(b)           For purposes of determining the benefit which such Participant shall be entitled to receive under Sections 4.1 through 4.6 hereof, as applicable, Sections 4.1(c), 4.2(c), 4.3(c), 4.4(c), and 4.5(c) shall be applied by substituting April 1, 1991 for the Effective Date.

(c)           For purposes of determining the benefit which such Participant shall be entitled to receive under Sections 4.1 through 4.6 hereof, as applicable, Sections 4.1(a), 4.1(d), 4.2(a), 4.2(d), 4.3(a), 4.3(d), 4.4(a), 4.4(d), 4.5(a), and 4.5(d) shall be applied by determining a benefit for such Participant under the terms of the Qualified Plan as of December 31, 1990 (using the Participant’s service and compensation from and after April 1, 1991) even though such Participant did not become a participant in the Qualified Plan until after December 31, 1990.

(d)           Notwithstanding any provision hereof to the contrary, this Section 4.10 is not intended to duplicate and shall not be construed to duplicate any benefit which such Participant is entitled to receive under the terms of the Qualified Plan.

(e)           Notwithstanding anything herein to the contrary, the benefit payable to such Participant under this Section 4.10 shall be frozen effective as of December 31, 2004 and shall not increase on account of additional Service or Plan Compensation after such date.  Because the present value of such benefit was zero as of December 31, 2004, the effect of the preceding sentence is to completely eliminate and terminate such Participant’s entitlement to any benefit under this Plan.  Accordingly, effective as of December 31, 2004 such Participant shall have no right to any benefit under this Section 4.10 or any other provision of this Plan.  The provisions of this paragraph are intended to comply with the requirements of Code section 409A and shall be construed in accordance therewith.  The provisions of this paragraph shall not be considered a “material modification” of the Plan, but shall instead be considered a cessation of future deferrals and termination of the Plan with respect to such Participant in accordance with Internal Revenue Service Notice 2005-1 and Proposed Treasury Regulation section 1.409A-6(a)(4).

ARTICLE V

DETERMINATION OF PAYMENT OF ACCOUNT

5.1           Form of Payment

A Participant or Beneficiary entitled to payment shall receive his vested Accrued Benefit payable in the form of a single life annuity.  Alternatively, a Participant or Beneficiary may elect, in writing and in such form as the Committee may direct, to receive his vested Accrued Benefit in the form of an Actuarially Equivalent annuity under any of the specific annuity forms permitted under Section 7.3 of the Qualified Plan.  To be effective, such election must be made at least thirteen (13) months prior to the date the Participant or Beneficiary first becomes entitled to receive a benefit hereunder.  If a Participant or Beneficiary does not choose an alternative method of payment, or fails to elect the payment option prior to the beginning of the thirteen (13)-month period described above, payment shall be made in the normal, single life annuity form described above.  Any benefit payable hereunder may be paid directly by the Employer (or its delegate) or by any funding vehicle established pursuant to Section 3.1.  At the discretion of the Committee or, as applicable, the trustee of any trust established pursuant to Section 3.1, payment of such benefit may be facilitated through purchase of annuity contract; provided that in no event shall any action be taken to cause the Plan to be considered funded for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

5.2           Special Payment Provision

As to the Participants whose position with the Employer is that of either Chairman of the Board or President, an election shall be made available to such person, as of the date of execution of this Plan, relative to the payment of his benefit in the form of an Actuarially Equivalent single sum value.  Such election shall provide that payment of the Participant’s benefit, at whatever date it becomes payable, shall either be made as permitted under Section 5.1 hereof, or in the alternative lump sum.  Further, such election shall allow such Participants to elect to receive payment, notwithstanding any other provisions of this Plan, either at the earlier of date of termination of employment from the Employer or Normal Retirement Date, or the later of date of termination of employment from the Employer or Normal Retirement Date.  The election shall be provided only one time, shall be made in writing, and shall be irrevocable.

ARTICLE VI

MISCELLANEOUS

6.1           Administration of the Plan

The Plan shall be administered by the Committee.  The books and records of the Plan shall be maintained by the Employer at its expense, and no member of the Board of Directors of the employer, or any employee of the Employer acting on its behalf, shall be liable to any person for any action taken or omitted in connection with the administration of the Plan, unless attributable to his own fraud or willful misconduct.

6.2           Amendment of the Plan

The Plan may be amended, in whole or in part, from time-to-time, by the Board of Directors of the Employer, without the consent of any other party.

6.3           Termination of the Plan

The Plan may be terminated, at any time, by action of the Board of Directors, without the consent of any other party.  The termination of this Plan shall not result in the granting of any additional rights to any Participant, such as full vesting of his Account, except as already provided under the terms of Article IV hereof.

6.4           Notices to Participants

From time-to-time, the Employer shall provide a Participant with a statement regarding his Accrued Benefit.  Further, a Participant will be provided written notice of any amendment of the Plan that affects his rights herein, and of the termination of the Plan.

6.5           Non-Alienation

To the extent permitted by law, the right of any Participant or Beneficiary in any Account balance hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant or Beneficiary, and any such Account balance shall not be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing instrument comprising the National Western Life Insurance Company Grandfathered Non-Qualified Defined Benefit Plan, NATIONAL WESTERN LIFE INSURANCE COMPANY, as the Employer, has caused its seal to be affixed hereto and these presents to be duly executed in its name and behalf by its proper officers thereunto authorized this 18th day of December, 2008.

ATTEST:	NATIONAL WESTERN LIFE
INSURANCE COMPANY

/S/Margaret M. Simpson	/S/James P. Payne
Asst. Secretary
Name: James P. Payne
Title: Senior VP-Secretary